UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Board of Directors (the “Board”) of Airbnb, Inc. (the “Company”) appointed Amrita Ahuja to serve as a Class II director on the Board and as a member of the Audit, Risk and Compliance Committee of the Board (the “Audit Committee”), in each case, effective as of December 14, 2021, for an initial term expiring at the Company’s 2022 annual meeting of stockholders and until her successor has been elected and qualified or until her earlier death, resignation, disqualification, retirement or removal.

As a non-employee director, Ms. Ahuja will be compensated for her services in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Ms. Ahuja will receive annual cash compensation of $50,000 for her service as a member of the Board and annual cash compensation of $15,000 for her service as a member of the Audit Committee (each prorated based on the percentage of days in the quarter or year, as applicable, during which she serves in the position). Additionally, pursuant to the Non-Employee Director Compensation Policy, Ms. Ahuja will receive (i) an initial award of restricted stock units (“RSUs”) covering a number of shares of the Company’s Class A common stock valued at $300,000 based on the Company’s then-current per share fair market value, multiplied by a fraction, the numerator of which is the number of days from and including her appointment until May 25, 2022, and the denominator of which is 365, which will vest in full on May 25, 2022, subject to her continued service on the Board through the vesting date, and (ii) an annual award of RSUs granted on each May 25th valued at $300,000 based on the Company’s then-current per share fair market value, which will vest in full on the first anniversary of the grant date, subject to her continued service on the Board through the vesting date. In addition, Ms. Ahuja may elect to receive her annual cash compensation in the form of RSUs. In the event of a change in control (as defined in the Company’s 2020 Incentive Award Plan), all equity awards held by Ms. Ahuja will accelerate in full.

Ms. Ahuja has entered into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (File No. 333-250118) filed with the Securities and Exchange Commission on November 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: December 15, 2021	By:	/s/ David E. Stephenson
David E. Stephenson
Chief Financial Officer